Exhibit 10.39
Essential Terms of Agreement
Veridien Corporation (“VRDE”)
and
Lexxec Corporation (“LEXXEC”)
and
Kenneth C. Cancellara (“KCC”)
Effective April 1, 2007:
ii.	LEXXEC will provide consulting services to VRDE and will provide KCC as the executive to fulfill said obligations.
iii.	KCC will assume title and responsibilities of Executive Chairman of VRDE and will become a Director of VRDE.
3.	LEXXEC and KCC will, in conjunction with CEO, formulate strategic direction of VRDE.

4.	LEXXEC will cause and KCC will use KCC’s experience, expertise and legal skills to assume carriage, in conjunction with CEO, of Regulatory filings, negotiations of corporate agreements, and establishing strategic mandates for VRDE.

5.	LEXXEC and KCC will assume direct carriage of a new pharmaceutical entity (Santius LifeSciences) in which VRDE will have a 49.9% initial ownership interest, leading potentially to a full ownership interest, at VRDE’s option according to a prescribed schedule and terms.

6.	LEXXEC will cause KCC to devote substantially all of his business efforts and time to VRDE and the new pharmaceutical entity.

7.	LEXXEC shall have an initial three-year agreement with VRDE (the “Initial Term”), with automatic one-year renewals unless terminated by either party, six months prior to the end of the Initial Term and each successive one-year term, incorporating the terms herein, and setting out the following compensation structure:
(i)	Base compensation of US $175,000 per year

(ii)	Annual Bonus of 3% of revenues of VRDE over $ 5.833 million

(iii)	Annual Bonus shall be capped at the lesser of (a) 10% of EBITA (where EBITA calculation takes into account the Base compensation and Annual Bonus payments), and (b) US $825,000

(iv)	Cash payment of Base compensation and Annual Bonus will be contingent on VRDE having sufficient working capital and cash available to make said payments; if cash payment is not available then Base compensation and Annual Bonus shall be accrued and may be at the option of LEXXEC (a) taken in cash when cash/working capital is available in VRDE; or (b) taken in stock at market price; or (c) applied as payment towards exercise price of options.

8.	KCC shall be awarded, for the Initial Term, 2.5 million common share options per year
•	All expire April 1, 2012

•	Exercise price year 1 options = $0.06

•	Exercise price year 2 & 3 options = $0.10

•	Year 1 options vest April 1, 2007

•	Year 2 options vest December 31, 2008

•	Year 3 options vest December 31, 2009

•	Future vesting for all options is contingent on KCC continuing to act as an Officer of VRDE
9.	After the Initial Term, either party may terminate the relationship by providing to the other six months notice. In the case of termination initiated by VRDE, for any reason except for cause, VRDE shall have the option of allowing LEXXEC and KCC to continue in their usual functions during the period of notice, or provide to LEXXEC a compensation payment equal to six months.
10.	In the event LEXXEC and KCC have initiated the termination of this agrement during or after the Initial Term, LEXXEC and KCC shall agree not to directly compete in VRDE’s businesses as of the date of such termination for a period of one year. In the event VRDE has initiated such termination, (other than for cause) following the Intial Term, LEXXEC and KCC shall not be subject to any non-competition restrictions. Furthermore, this non-competition restriction shall not apply to the pharmaceutical business of Santius LifeSciences, unless VRDE shall have acquired 100% ownership of Santius LifeSciences as of the date of LEXXEC and KCC’s termination.
11.	These terms may be encapsulated in a further Agreement, but in any event, this Agreement will be binding on and enforceable by, the parties.
THE PARTIES HEREBY AGREE TO the terms herein. VRDE warrants that this agreement has been reviewed and been approved by VRDE’s Board of Directors.
SIGNED AT THE CITY OF TORONTO, THIS 8th DAY OF MAY, 2007.

VERIDIEN CORPORATION

Per: /s/ Sheldon C. Fenton	/s/ Kenneth C. Cancellara
Kenneth C. Cancellara, Q.C.

Per: /s/ Russell Van Zandt
LEXXEC CORPORATION

Per: /s/ Kenneth Cancellara